As filed with the Securities and Exchange Commission on June 30, 1995

                                                    Registration No. 33-

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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                _______________

                                   FORM S-3

                            REGISTRATION STATEMENT

                                   UNDER THE

                            SECURITIES ACT OF 1933

                                _______________


                         WEST TEXAS UTILITIES COMPANY
            (Exact name of registrant as specified in its charter)

                  Texas                                75-0646790
        (State or other jurisdiction                 (I.R.S. Employer
     of incorporation or organization)              Identification No.)

                                  301 Cypress
                             Abilene, Texas  79601
                                (915) 674-7000

              (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                _______________

      GLENN FILES, President                   GEORGE J. FORSYTH, Esq.
    and Chief Executive Officer           Milbank, Tweed, Hadley & McCloy
    West Texas Utilities Company               1 Chase Manhattan Plaza
            301 Cypress                       New York, New York  10005
       Abilene, Texas  79601                       (212) 530-5000
          (915) 674-7000

        (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)
                                ______________


     Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

                                _______________

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
                                _______________

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                                _______________

                        CALCULATION OF REGISTRATION FEE

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                                       PROPOSED
                                       MAXIMUM
    TITLE OF EACH                     AGGREGATE                  AMOUNT OF
 CLASS OF SECURITIES                  OFFERING                  REGISTRATION
   TO BE REGISTERED                     PRICE*                       FEE
 ----------------------------------------------------------------------------
 First Mortgage
  Bonds........................     $45,000,000                    $15,517**

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 *  Estimated solely for the purpose of calculating the registration fee.

** $20,000,000 of the Company's First Mortgage Bonds, for which a registration fee of $6,897 was previously paid, are being carried forward from Registration Statement No. 33-50633.
                                _______________

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

    Pursuant to Rule 429 of the Commission under the Securities Act of 1933, as amended, the within Prospectus relates to $45,000,000 of the Company's First Mortgage Bonds covered hereby and to $20,000,000 of the Company's First Mortgage Bonds covered by Registration Statement No. 33-50633.

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               ************************************************
               *  SUBJECT TO COMPLETION, DATED JUNE 30, 1995  *
               ************************************************

PROSPECTUS
                                 $65,000,000

                             FIRST MORTGAGE BONDS

                                      OF

                         WEST TEXAS UTILITIES COMPANY
                                _______________

     West Texas Utilities Company (the "Company") intends to offer from time to time, in one or more series, up to $65,000,000 aggregate principal amount of its First Mortgage Bonds (the "New Bonds") in amounts, at prices and on terms to be determined at the time of offering.

     The series designation, aggregate principal amount, maturity, interest rate and interest payment dates, redemption provisions, sinking fund provisions, initial public offering price and any other specific terms of each series of the New Bonds, in respect of which this Prospectus is being delivered, will be set forth in a Prospectus Supplement (the "Prospectus Supplement") to be delivered at the time of the offering and sale of the New Bonds. See "DESCRIPTION OF THE NEW BONDS" herein.
                                _______________

     The Company may sell the New Bonds in one or more series to or through underwriters or dealers designated from time to time through competitive bidding, or through negotiation, or directly to other purchasers or through agents. The Prospectus Supplement applicable to any series of New Bonds will set forth the initial public offering price, the proceeds to the Company, the names of any purchasers, underwriters or agents and any applicable discounts or commissions with respect to the New Bonds being offered. See "PLAN OF DISTRIBUTION".
                                _______________

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
        THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                    PROSPECTUS.  ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                                _______________

              The Date of this Prospectus is              , 1995.

 *****************************************************************************
* Information contained herein is subject to completion or amendment.  A    *
* registration statement relating to these securities has been filed with   *
* the Securities and Exchange Commission.  These securities may not be sold *
* nor may offers to buy be accepted prior to the time the registration      *
* statement becomes effective.  This prospectus shall not constitute an     *
* offer to sell or the solicitation of an offer to buy nor shall there be   *
* any sale of these securities in any State in which such offer, solici-    *
* tation or sale would be unlawful prior to registration or qualification   *
* under the securities laws of any such State.                              *
 *****************************************************************************

      No dealer, salesman or any other person has been authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus and, with respect to any series of New Bonds, the Prospectus Supplement relating thereto, and if given or made, such information or representation must not be relied upon as having been authorized by the Company or any underwriter, dealer or agent. Neither this Prospectus nor any Prospectus Supplement constitutes an offer to sell or a solicitation of an offer to buy any of the securities offered hereby or thereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus or any Prospectus Supplement nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or thereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to its date.

                             AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549-1004; and at the Commission's Regional Offices at 500 West Madison St., Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549.

      It is the Company's current practice to prepare and mail to the holders of its Preferred Stock copies of the Company's annual financial reports. Such reports contain certain financial information that is examined and reported upon, with an opinion expressed, by the Company's independent public accountants. The Company is not required to and does not provide annual reports to the holders of its debt securities unless specifically requested by such a holder. In addition, certain of the Company's securities are listed on, and reports and other information concerning the Company can also be inspected at, the New York Stock Exchange, 20 Broad Street, New York, New York 10005.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents heretofore filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference in this Prospectus.

      1. The Company's Annual Report on Form 10-K for the year ended December 31, 1994.

      2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

      3.  The Company's Current Report on Form 8-K dated February 17, 1995.


      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the New Bonds shall be deemed to be incorporated by reference into this Prospectus from their respective dates of filing.

      THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS HAS BEEN DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE FOREGOING DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION THAT THE REGISTRATION STATEMENT INCORPORATES). WRITTEN OR TELEPHONE REQUESTS SHOULD BE DIRECTED TO STEPHEN D. WISE, DIRECTOR, FINANCE, CENTRAL AND SOUTH WEST CORPORATION, 1616 WOODALL RODGERS FREEWAY, DALLAS, TEXAS 75202, AS AGENT FOR THE COMPANY, TELEPHONE NUMBER (214) 777-1000.

                              PROSPECTUS SUMMARY

      The following material is qualified in its entirety by, and should be read in conjunction with, the information appearing elsewhere in this Prospectus, in the applicable Prospectus Supplement and in the documents, financial statements and other information incorporated by reference in this Prospectus.


                                 THE OFFERING

Company........................        West Texas Utilities Company
Amount and Type of Security....        Not exceeding $65,000,000 First
                                          Mortgage Bonds
Interest Payment Dates.........        Semiannually on dates to be determined
Maturity Date..................        To be determined
Redemption.....................        To be determined
Security.......................        Secured, together with all other
                                          outstanding First Mortgage Bonds, by
                                          a mortgage on substantially all of
                                          the Company's properties
Use of Proceeds................        To reimburse the Company's treasury
                                          for the redemption or repurchase of
                                          all or a portion of certain of the
                                          Company's First Mortgage Bonds,
                                          together with costs associated with
                                          the issuance of the New Bonds, to
                                          repay short-term debt, to provide
                                          working capital or for other general
                                          corporate purposes

                                  THE COMPANY

Business.......................        A public utility engaged in the
                                          production, purchase, transmission,
                                          distribution and sale of electricity
Service Area...................        Approximately 53,000 square miles in
                                          central west Texas
Population of Service Area
 (December 31, 1994)...........        Approximately 410,000
Customers (December 31, 1994)..        Approximately 185,000

                        SELECTED FINANCIAL INFORMATION
                            (Dollars in Thousands)

                                          Twelve              Year Ended December 31,
                                       Months Ended     ---------------------------------
                                      March 31, 1995       1994       1993        1992
                                      --------------    ---------   ---------   ---------
                                       (Unaudited)
Operating Revenues..................     $334,593       $342,991    $345,445    $315,370
Operating Income....................       56,172         54,763      46,576      57,302
Net Income Before Cumul-
 ative Effect of a Change
 in Accounting Principles...........       38,052         37,366      26,517      35,007
Cumulative Effect of a
 Change in Accounting
 Principles.........................            -              -       3,779        -
Net Income..........................       38,052         37,366      30,296      35,007
Net Utility Plant...................      665,316        663,855     653,426     651,221



                                              Capitalization at
                                                March 31, 1995
                                            ---------------------
                                                 (Unaudited)

Long-Term Debt......................        $250,415        47.0%
Preferred Stock.....................           6,291         1.2
Common Equity.......................         276,121        51.8
                                            --------       ------
                                            $532,827       100.0%
                                            ========       ======



                                  THE COMPANY

      West Texas Utilities Company, a Texas corporation, is a public utility company engaged in the production, purchase, transmission, distribution and sale of electricity in central west Texas. Central and South West Corporation, a registered public utility holding company under the Public Utility Holding Company Act of 1935, owns all of the issued and outstanding Common Stock of the Company. The Company's executive offices are located at 301 Cypress, Abilene, Texas 79601, telephone number (915) 674-7000.

Ratio of Earnings to Fixed Charges (unaudited):


            Twelve                     Year Ended December 31,
         Months Ended      ------------------------------------------------
        March 31, 1995     1994       1993       1992       1991       1990
        --------------     ----       ----       ----       ----       ----
         (Unaudited)
             3.32          3.37       2.79       3.22       3.30       3.05


      For computation of the ratio: (i) earnings consist of operating income plus Federal income taxes, deferred income taxes and investment tax credits, other income and deductions and allowance for funds (both borrowed and equity) used during construction; and (ii) fixed charges consist of interest on long-term debt and other interest charges.

                                USE OF PROCEEDS

      Unless otherwise specified in the Prospectus Supplement, the Company intends to use the net proceeds from the sale of the New Bonds offered hereby to redeem, repurchase or reimburse the Company's treasury for the redemption or repurchase of, certain of the Company's outstanding First Mortgage Bonds, and to pay costs associated with the issuance of the New Bonds. The balance of the net proceeds, if any, will be used to repay outstanding short-term borrowings, to provide working capital or for other general corporate purposes.

                         DESCRIPTION OF THE NEW BONDS

      The following description sets forth certain general terms and provisions of the New Bonds to which any Prospectus Supplement may relate.
The particular terms of the New Bonds offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the New Bonds so offered will be described therein.

      The New Bonds will be issued in one or more series under and secured by the Company's Indenture, dated August 1, 1943, between the Company and Harris Trust and Savings Bank (the "Trustee") and J. Bartolini, successor co-Trustee, as Trustees, as heretofore amended and as to be further amended in connection with the sale of each series of New Bonds by a supplemental indenture (the "Supplemental Indenture") to be entered into in connection with the creation and issuance of the New Bonds of any series (collectively the "Indenture"). All bonds (including the New Bonds) which may from time to time be issued and outstanding under the Indenture are herein referred to as "Bonds."

      The following statements, unless the context otherwise indicates, are brief summaries of certain provisions of the Indenture. Such statements make use of defined terms, are not complete and are subject to all the provisions of the Indenture. The Indenture is in part filed as an exhibit to, and in part incorporated by reference in, the Registration Statement of which this Prospectus is a part.

      GENERAL. Reference is made to the Prospectus Supplement relating to the particular series of New Bonds offered thereby for the following terms or additional provisions: (1) the title of the New Bonds offered thereby; (2) the aggregate principal amount of the series of New Bonds; (3) the date or dates on which the New Bonds of the series will mature; (4) the rate per annum at which the New Bonds of the series will bear interest; (5) the date from which interest on the New Bonds of the series will accrue, the dates on which such interest will be payable and the record dates of any interest payment dates;
(6) if applicable, the date after which and the prices at which the New Bonds of the series may be redeemed at the option of the Company; and (7) any additional terms of the New Bonds.

      The New Bonds will be issuable in definitive fully registered form without coupons, in denominations of $1,000 or in integral multiples thereof. Principal, premium, if any, and interest on the New Bonds will be payable at the office or agency of the Company in the City of New York, State of New York. The New Bonds are exchangeable and transferable as provided in the Indenture and without charge therefor, except for any stamp tax or other governmental charge; provided, that the Company (a) shall not register, exchange or transfer New Bonds during the ten days preceding any interest payment date thereof and (b) shall not be required to register, exchange or transfer New Bonds during the period beginning ten days preceding any date for selection of New Bonds to be called for redemption and ending on the date of the giving of the relevant notice of redemption and, as to New Bonds selected for redemption, from and after the date of such selection.

      DEBT RETIREMENT. The Debt Retirement provisions, if any, for each series of New Bonds will be described in the Prospectus Supplement relating thereto. The Bonds of Series O, outstanding under the Indenture on the date of this Prospectus, provide that, during each 12-month period specified in the Indenture, the Company will (a) retire, or pay to the Trustee on the first day of April of each year a sum of money sufficient to redeem and retire, 1% of the greatest principal amount of the Bonds of such series outstanding at any time between the end of such period and the day before the date of the Supplemental Indenture relating to such series of Bonds (the "Supplemental Indenture Date") or (b) to the extent that Bonds of such series are not so retired or cash so deposited, make and certify to the Trustee $1,666.67 of net expenditures for bondable property on which the Indenture is a first lien, subject only to permitted encumbrances and liens and prepaid liens, for each $1,000 of Bonds of such series otherwise required to be retired. Unused net expenditures for bondable property and, as applied to each such series of Bonds, unused excess retirements of Bonds of that series, may be used to satisfy the foregoing provisions.

      REDEMPTION. The optional redemption provisions, if any, for each series of the New Bonds will be described in the Prospectus Supplement relating thereto.

      MAINTENANCE AND RENEWAL. The Indenture provides that so long as Bonds of Series I through T are outstanding, the Company is required to expend during each calendar year an amount equal to at least 2.9% (unless modified upon application to the Commission) of the average amount of depreciable property for (1) the construction or acquisition of bondable property on which the Indenture is a first lien, subject only to permitted encumbrances and liens and prepaid liens, or (2) the retirement, through purchase or payment of Bonds issued under the Indenture, or redemption of Bonds issued under the Indenture that are subject to redemption. The Company may take a credit for use in subsequent years for the amount of excess expenditures made in any preceding year or years. If the required expenditures for the foregoing purposes are not so made, the Company shall deposit with the Trustee cash to the extent of any deficiency, after deducting (subject to the terms of the Indenture) any eligible credit for unused excess expenditures previously made for such purposes. Such cash may be applied to the redemption at the applicable General Redemption Price or to the repurchase of Bonds or withdrawn to the extent of 100% of either net expenditures or excess gross expenditures for such bondable property.

      The Indenture also provides that (a) the Company shall maintain the mortgaged properties in thorough repair, working order and condition, (b) the Trustee may, and if requested by holders of a majority in principal amount of all outstanding Bonds and furnished with funds therefor shall, cause such properties to be inspected by an independent engineer (not more often than at five-year intervals) to determine whether they have been so maintained and whether any property, not retired on the Company's books, should be classified as retired for the purpose of computing net expenditures for bondable property or otherwise under the Indenture, and (c) the Company shall make good any deficiency in maintenance disclosed by such engineer's report as rendered or as modified by arbitration.

      SECURITY. The New Bonds of any series will be secured by the lien of the Indenture and will rank equally with all Bonds at any time outstanding under and secured by the Indenture, except as to differences between series permitted by the Indenture and not affecting the rank of the lien. The Indenture will constitute a first mortgage lien, subject only to permitted encumbrances and liens and prepaid liens, on all or substantially all the permanent fixed properties, other than excepted property, owned by the Company. The Indenture contains provisions subjecting after-acquired property, other than excepted property, to the lien thereof. Such provisions may not be effective as to property or proceeds acquired subsequent to the filing of any case under the Bankruptcy Code. The Indenture excepts from the lien thereof all cash, securities, accounts and bills receivable, choses in action and certain judgments not deposited with, assigned to or pledged with the Trustee, all tangible personal property held for sale, rental or consumption in the ordinary course of business, the last day of each term under any lease of property, all oil, gas and mineral leaseholds, interests and estates, gas gathering lines and certain real estate described therein.

      ISSUANCE OF ADDITIONAL BONDS. The Indenture does not fix an overall limitation on the aggregate principal amount of Bonds of all series that may be outstanding thereunder. An aggregate of $235,203,000 in principal amount of Bonds was outstanding under the Indenture on March 31, 1995.

      Additional Bonds, of a new or an existing series, may be issued from time to time under the Indenture, subject to the terms thereof, in a principal amount equal to: (a) 60% of eligible net expenditures made by the Company for bondable property constructed or acquired by it on or after August 1, 1943, and on which the Indenture is a first lien, subject only to permitted encumbrances and liens and prepaid liens, (b) the principal amount of Bonds previously authenticated under the Indenture and which have been retired or for the retirement of which the Trustee holds the necessary funds, other than Bonds made ineligible for the purpose by the terms of the Indenture (which Bonds so made ineligible include Bonds retired through the operation of the debt retirement and the maintenance and renewal provisions of the Indenture), and (c) the amount of money deposited with the Trustee for the purpose, which money may be applied to the retirement of Bonds or may be withdrawn in lieu of the authentication of an equivalent principal amount of Bonds under the Indenture provisions referred to in clauses (a) and (b). Net expenditures for bondable property are determined as provided in the Indenture. In general, bondable property, the net expenditures for which are eligible as a basis for issuance of additional Bonds, means any electric utility plant, property or equipment owned by the Company on August 1, 1943, or constructed or acquired by it on or after that date which is used or useful in its utility business and which the Company has lawful power to own and operate.

      No additional Bonds may be authenticated under the Indenture provisions referred to in clauses (a) and (c) above, and no Bonds bearing a higher rate of interest than the Bonds for the retirement of which they are to be issued may be authenticated under the Indenture provisions referred to in clause (b) above, more than five years before maturity of the Bonds to be retired, unless, in each case, net earnings of the Company for a 12-month period ending within 90 days preceding such authentication were at least equal to twice the interest for one year on (1) all of the Bonds of all series to be outstanding under the Indenture immediately after such authentication, other than Bonds for which the Trustee holds the funds necessary for retirement, and (2) all other indebtedness then secured by a lien equal or prior to the Indenture on property of the Company, except any of such indebtedness then held in pledge under such lien or by the Trustee and except prepaid liens. Net earnings for the period in question are determined by deducting from total gross earnings and income all operating expenses for the period, including taxes other than income taxes, rentals and insurance and all charges or provisions for maintenance and repairs and for depreciation, retirements, renewals, replacements and amortization, provided that charges or provisions to be deducted for such purposes shall aggregate at least the amount required to be certified in connection with the maintenance and renewal fund under the Indenture, described under "Maintenance and Renewal" above. Such net earnings are also subject to any other adjustment required by the Indenture.

      Based on the bondable property test described above, which is currently the most restrictive of the Indenture's issuance tests, and without taking into account the retirement of any Bonds with the proceeds of the New Bonds, the Company, as of May 31, 1995, could have issued approximately $25,025,739 principal amount of additional Bonds.

      The Company anticipates that the New Bonds will be authenticated under the Indenture against retired Bonds of prior series, to the extent available, or against unused net expenditures for bondable property to the extent permitted in the Indenture. At May 31, 1995, the Company had approximately $63,847,000 principal amount of previously retired Bonds available for authentication of additional Bonds and such unused net expenditures aggregated approximately $41,709,565.

      ACQUISITION OF PROPERTY SUBJECT TO A PRIOR LIEN. The Indenture provides that the Company will not acquire any property of a value in excess of $500,000 which at the time of acquisition is subject to a lien equal or prior to the Indenture (other than permitted encumbrances and liens and prepaid liens) unless at that time (a) the principal amount of all outstanding obligations secured by such equal or prior lien shall not exceed 60% of the fair value of any bondable property so acquired and (b) the net earnings derived from the operations of such property during a 12-month period ending within 90 days immediately preceding such acquisition were equal to at least twice the annual interest charge on such obligations, except obligations owned by the Company or obligations for the retirement of which funds are deposited under such lien or with the Trustee.

      LIMITATIONS ON DIVIDENDS ON COMMON STOCK. Unless otherwise specified in a Prospectus Supplement relating to a particular series of New Bonds, the Supplemental Indenture for each series of New Bonds will not contain provisions restricting the payment of dividends on Common Stock by the Company. Dividend restrictions dependent upon earned surplus are binding on the Company so long as certain prior series of the Company's Bonds are outstanding. The Indenture provides in effect that, so long as any Bonds of Series O or a prior series are outstanding, the aggregate amount of all dividends and distributions on the Common Stock of the Company on and after the Supplemental Indenture Date for such series, except dividends payable in shares of Common Stock of the Company or in cash where concurrently with the payment thereof an amount at least equal to such dividends is received in cash as a capital contribution or as the proceeds from the sale of Common Stock, shall not exceed the sum of (a) the earned surplus of the Company earned on and after the Supplemental Indenture Date for such series, (b) its earned surplus at the Supplemental Indenture Date for such series, and (c) such additional amount as may be approved by the Commission. In determining earned surplus on and after the Supplemental Indenture Date for such series for such purpose, deductions are required to be made for depreciation, retirements, renewals, replacements and amortization as required in computing net earnings as set forth in the next to last sentence of the third paragraph under the subheading "Issuance of Additional Bonds" above.

      Because dividend restrictions for prior series require minimum deductions for maintenance and repairs based on operating revenues, the Company began several years ago to incur deficiencies which had the effect of increasing dividend restrictions. The Company therefore obtained an order from the Commission permitting the payment, out of earned surplus after December 31, 1978, of dividends not otherwise permitted under the Company's most restrictive supplemental indentures, by effectively modifying the required deductions from gross earnings to eliminate those deductions based on operating revenues. The Commission order requires that any dividend paid out of amounts that would otherwise be restricted must be limited to net income earned in the 12 months immediately preceding payment of the dividend.

      MODIFICATIONS OF INDENTURE. The Indenture may be amended, by supplemental indenture without the consent of bondholders, for various purposes specified therein, including the making of any change in the Indenture effective only with respect to Bonds authenticated after the execution of such supplemental indenture and only if such change would not adversely affect Bonds then outstanding and the making of any other change not inconsistent with the terms, and which would not impair the security, of the Indenture. The Indenture also provides that with the consent of the holders of not less than 66-2/3% in principal amount of Bonds then outstanding that would be affected thereby, when authorized by a resolution of its Board of Directors, the Indenture may be amended in any respect, except that without the consent of the holder of each outstanding Bond affected thereby no such amendment shall, among other things, (i) extend the time for, reduce or otherwise affect the terms of any payment of the principal of or interest or premium on any Bond, (ii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture, other than permitted encumbrances and liens and prepaid liens, (iii) reduce the percentage in principal amount of Bonds the consent of the holders of which is required for any such amendment, (iv) impair the right of any bondholder to institute suit for the enforcement of any payment in respect of his Bonds or (v) deprive any non-assenting bondholders of a lien upon the mortgaged property for the security of his Bonds.

      DEFAULTS. The Indenture includes as events of default: any default in payment of principal of any Bonds at maturity or otherwise; any default continued for 60 days in payment of interest thereon; any default in payment of principal or interest on prior lien bonds continued beyond any applicable grace period; any adjudication of bankruptcy, appointment of receiver, filing of petition in voluntary bankruptcy or admission of insolvency by or with respect to the Company; and any default continued for 90 days after notice from the Trustee in the performance of any covenant or condition in the Indenture or with respect to any prior lien. The Company is required to give periodic certificates as to the absence of a default and compliance with the terms of the Indenture, and must also give certificates to such effect in connection with the authentication of additional bonds or withdrawal of cash under the Indenture. The Trustee is not required to take action with respect to a default except upon written request of the holders of not less than 25% in principal amount of outstanding Bonds under the Indenture and upon the tender of security and indemnity satisfactory to the Trustee against all costs and liabilities which might be incurred by reason of the taking of such action. The Indenture provides that the Trustee may withhold notice to bondholders of any default (except in payment of the principal of or interest on any Bonds or in the making of any sinking fund or similar payment) if it considers such withholding to be in the interest of bondholders.

                                LEGAL OPINIONS

      Legal opinions relating to the validity of the New Bonds will be given by Milbank, Tweed, Hadley & McCloy, 1 Chase Manhattan Plaza, New York, New York 10005, counsel for the Company, and Sidley & Austin, One First National Plaza, Chicago, Illinois 60603, counsel for the Underwriters.


                                    EXPERTS

      The financial statements, and schedules incorporated by reference in this Prospectus and elsewhere in the Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report dated February 13, 1995, with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said reports.


                             PLAN OF DISTRIBUTION

      The Company may sell the New Bonds offered hereby (i) through competitive bidding; (ii) through negotiation with one or more underwriters;
(iii) through one or more agents designated from time to time; (iv) directly to purchasers; or (v) any combination of the above. The distribution of the New Bonds may be effected from time to time in one or more transactions at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. A Prospectus Supplement will describe the method of distribution of the New Bonds of any series.

      If an underwriter or underwriters are utilized in the sale, the Company will execute an underwriting agreement with such underwriters at the time of sale, and the names of the underwriters of the transaction will be set forth in the Prospectus Supplement relating to such sale. The New Bonds will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. Unless otherwise indicated in the Prospectus Supplement, the underwriting or purchase agreement will provide that the underwriter or underwriters are obligated to purchase all of the New Bonds offered in the Prospectus Supplement if any are purchased.

      If any of the New Bonds are sold through an agent or agents designated by the Company from time to time, the Prospectus Supplement will name any such agent, set forth any commissions payable by the Company to any such agent and the obligations of such agent with respect to the New Bonds. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

      The New Bonds of any series, when first issued, will have no established trading market. Any underwriters or agents to or through whom New Bonds are sold by the Company for public offering and sale may make a market in such New Bonds, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any New Bonds.

      In connection with the sale of the New Bonds, any purchasers, underwriters or agents may receive compensation from the Company or from purchasers in the form of concessions or commissions. The underwriters will be, and any agents and any dealers participating in the distribution of the New Bonds may be, deemed to be underwriters within the meaning of the Securities Act of 1933, as amended. The agreement between the Company and any purchasers, underwriters or agents will contain reciprocal covenants of indemnity between the Company and the purchasers, underwriters, or agents against certain liabilities, including liabilities under the Act, and will provide for contribution by the Company in lieu of its indemnity obligations.

      Certain of the underwriters or agents and their associates may engage in transactions with, or perform services for, the Company and its affiliates in the ordinary course of business.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

      The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

      Filing fee for Registration Statement. . . . . . . . . . . . . $ 15,517*
      Public Utility Holding Company Act filing fee  . . . . . . . .    2,000*
      Financial Printing  . . . . .  . . . . . . . . . . . . . . . .   25,000
      Fees and expenses of Trustee . . . . . . . . . . . . . . . . .   35,000
      Fees of rating agencies  . . . . . . . . . . . . . . . . . . .   45,000
      Fees of accountants  . . . . . . . . . . . . . . . . . . . . .   15,000
      Reimbursement of underwriters' expenses and
         counsel fees in connection with qualification
         or registration of the New Bonds under state
         securities or "blue sky" laws . . . . . . . . . . . . . . .    5,000
      Expenses of Central and South West Services, Inc.. . . . . . .    5,000
      Counsel Fees:
         Milbank, Tweed, Hadley & McCloy
           New York, New York  . . . . . . . . . . . . . . . . . . .   65,000
         Wagstaff, Alvis, Stubbeman, Seamster &
          Longacre, L.L.P.
           Abilene, Texas. . . . . . . . . . . . . . . . . . . . . .   10,000
      Miscellaneous and incidental expenses, including
         travel, telephone, copying, postage . . . . . . . . . . . .    2,483
                                                                     --------
                Total  . . . . . . . . . . . . . . . . . . . . . . . $225,000
                                                                     ========
_______________
* Actual Amount


Item 15.  Indemnification of Directors and Officers.

      Article 2.02 of the Texas Business Corporation Act provides broadly for indemnification of directors and officers against claims and liabilities against them in their capacities as such. The Company's bylaws also provide for the indemnification of directors and officers by the Company. In addition, the Company has purchased Directors' and Officers' Liability and Company Reimbursement Liability Insurance which, in certain circumstances, provide for payments to the directors and officers of the Company, in the event of such liabilities.

Item 16.  Exhibits.



  Exhibit No.                        Description of Exhibits

       1    -   Form of Underwriting Agreement.

       4(a) - Indenture dated August 1, 1943, as amended through July 1, 1973 (incorporated herein by reference to Exhibit 5.05 in Registration Statement No. 2-60712), the Supplemental Indentures dated May 1, 1979, November 15, 1981, November 1, 1983, April 15, 1985, August 1, 1985, May 1, 1986, December
                1, 1989, June 1, 1992, October 1, 1992, February 1, 1994 and
                March 1, 1995 (incorporated herein by reference to Exhibit
                2.02 in Registration Statement No. 2-63931, Exhibit 4.02 in Registration Statement No. 2-74408, Exhibit 12 to Form U-1, File No. 70-6820, Amended Exhibit 13 to Form U-1, File No. 70-6925, Exhibit 4(b) in Registration Statement No. 2-98843,
                Exhibit 4 to Form U-1, File No. 70-7237, Amended Exhibit 3 to Form U-1, File No. 70-7719, Exhibit 10 to Form U-1, File No. 70-7936, Exhibit 10 to Form U-1, File No. 70-8057, Exhibit 10 to Form U-1, File No. 70-8265 and Exhibit 10(b) to Form U-1, File No. 70-8057, respectively).

       4(b) - Form of Supplemental Indenture providing for the New Bonds and setting forth the form thereof.

       5    -   Opinion of Milbank, Tweed, Hadley & McCloy, counsel for the
                Company, as to the legality of the New Bonds.

      12(a) - Statement re: computation of Ratio of Earnings to Fixed Charges for the five years ended December 31, 1994 (incorporated herein by reference to Exhibit 12 to the Company's 1994 Annual Report on Form 10-K).

      12(b) - Statement re: computation of Ratio of Earnings to Fixed Charges for the twelve months ended March 31, 1995 (incorporated herein by reference to Exhibit 12 to the Company's Quarterly Report on Form 10-Q).

      23(a) -   Consent of Arthur Andersen LLP.

      23(b) -   Consent of Milbank, Tweed, Hadley & McCloy (contained in
                Exhibit 5 above).

      24    -   Powers of Attorney (included on signature page of the
                Registration Statement).

      25(a) - Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Harris Trust and Savings Bank, as Trustee.

      25(b) - Form T-2 Statement of Eligibility under the Trust Indenture Act of 1939 of J. Bartolini as successor co-Trustee.

      26    -   Form of Invitation for Competitive Bids.

Item 17.  Undertakings.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) To use its best efforts to distribute prior to the opening of bids to prospective bidders, underwriters and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Securities Act of 1933, and relating to the securities offered at competitive bidding, as contained in this registration statement, together with any supplements thereto.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Abilene, State of Texas, on June 28, 1995.

                                           WEST TEXAS UTILITIES COMPANY


                                           By  /s/ DENNIS M. SHARKEY
                                           -------------------------------
                                             Dennis M. Sharkey
                                             Vice President-Administration


                               POWER OF ATTORNEY

      Each person whose signature appears below hereby authorizes and appoints Stephen J. McDonnell and Stephen D. Wise or either of them, as his attorney-in-fact, with full power of substitution and resubstitution to sign and file on his behalf individually and in each such capacity stated below any and all amendments and post-effective amendments to this Registration Statement and any registration statement of the company relating to First Mortgage Bonds filed after the date hereof pursuant to Rule 462(b) under the Securities Act of 1933, as amended, as fully as such person could do in person, hereby verifying and confirming all that said attorney-in-fact, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 28, 1995.

         SIGNATURE                                    TITLE
         ---------                                    -----

   /s/ GLENN FILES                 President and Chief Executive Officer
 -----------------------------     (principal executive officer); Director
     Glenn Files


   /s/ DENNIS M. SHARKEY           Vice President-Administration [(principal
 -----------------------------     financial officer)]; Director
     Dennis M. Sharkey


   /s/ R. RUSSELL DAVIS            Controller (principal accounting officer)
 -----------------------------
     R. Russell Davis


    /s/ PAUL J. BROWER             Vice President - Marketing and Business
 -----------------------------     Development; Director
     Paul J. Brower

         SIGNATURE                  TITLE
         ---------                  -----


   /s/ DON WELCH                   Vice President - Operations and Engineering;
 -----------------------------     Director
     Don Welch


   /s/ T. D. CHURCHWELL
 -----------------------------     Executive Vice President; Director
     T. D. Churchwell              Director


   /s/ RICHARD F. BACON
 -----------------------------     Director
     Richard F. Bacon


   /s/ C. HARWELL BARBER           Director
 -----------------------------
     C. Harwell Barber


   /s/ E. R. BROOKS                Director
 -----------------------------
     E. R. Brooks


   /s/ HARRY D. MATTISON           Director
 -----------------------------
     Harry D. Mattison


   /s/ TOMMY MORRIS                Director
 -----------------------------
     Tommy Morris


   /s/ DIAN G. OWEN                Director
 -----------------------------
     Dian G. Owen


   /s/ JAMES M. PARKER             Director
 -----------------------------
     James M. Parker


   /s/ F. L. STEPHENS              Director
 -----------------------------
     F. L. Stephens